SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:


[  ] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          CENTENNIAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                          CENTENNIAL TECHNOLOGIES, INC.
                                  7 Lopez Road
                         Wilmington, Massachusetts 01887

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Centennial Technologies, Inc. ("Centennial") to be held at 9:00 a.m., local time, on Tuesday, June 20, 2000 at the Andover Inn, Chapel Avenue, Andover, Massachusetts.

     At the Annual Meeting, you will be asked to (i) elect seven (7) nominees to the Board of Directors of Centennial and (ii) approve the 1999 Stock Incentive Plan in order to permit incentive stock options to be granted under the Plan.

     Details of the matters to be considered at the Annual Meeting are contained in the attached formal notice of annual meeting of stockholders and proxy statement that we urge you to consider carefully. Centennial's 2000 Annual Report to Stockholders, which is not part of the enclosed Proxy Statement, is also enclosed and provides additional information regarding, among other things, the financial results of Centennial. Holders of Centennial's common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held and holders of Centennial's Series B Convertible Preferred Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share of common stock which would be issuable upon conversion of the Series B Convertible Preferred Stock.

     Whether or not you plan to attend the Annual Meeting, it is important that you promptly complete, date, sign and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.



                                           Sincerely,



                                           L. Michael Hone
                                           President and Chief Executive Officer

Wilmington, Massachusetts
May 19, 2000

                          CENTENNIAL TECHNOLOGIES, INC.
                                  7 Lopez Road
                         Wilmington, Massachusetts 01887
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be held Tuesday, June 20, 2000
                             -----------------------

To the Stockholders of CENTENNIAL TECHNOLOGIES, INC.:

     The Annual Meeting of Stockholders (together with all adjournments and postponements thereof, the "Annual Meeting") of CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation ("Centennial"), will be held on Tuesday, June 20, 2000, at 9:00 a.m., local time, at the Andover Inn, Chapel Avenue, Andover, Massachusetts for the following purposes:

     1. To elect seven (7) individuals to serve on the Board of Directors of Centennial for a term of one year and until their respective successors have been duly elected and qualified;

     2. To approve the adoption of the 1999 Stock Incentive Plan which provides for the issuance of up to 1,000,000 shares of Centennial's Common Stock in order to permit incentive stock options to be granted under the 1999 Stock Incentive Plan; and

     3. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

     All stockholders are invited to attend the Annual Meeting. Stockholders of record at the close of business on May 17, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock and Series B Convertible Preferred Stock (on the basis of one vote for each share of Common Stock which would be issuable upon conversion of the Series B Convertible Preferred Stock) as of the record date will have the right to vote on the above proposals. A list of Stockholders entitled to vote at the Annual Meeting will be available during normal business hours at Centennial's executive offices at 7 Lopez Road, Wilmington,
Massachusetts, at least ten (10) days prior to the Annual Meeting for examination by any Stockholder for purposes germane to the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.



                                         By Order of the Board of Directors



                                         Richard J. Pulsifer
                                         Vice President, Chief Financial Officer
                                         and Secretary
Wilmington, Massachusetts
May 19, 2000

                          CENTENNIAL TECHNOLOGIES, INC.
                                  7 Lopez Road
                         Wilmington, Massachusetts 01887
                             -----------------------
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             -----------------------

                        TO BE HELD TUESDAY, JUNE 20, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation ("Centennial"), of proxies for use at the Annual Meeting of Stockholders (together with all adjournments and postponements thereof, the "Annual Meeting") to be held on, Tuesday, June 20, 2000, at 9:00 a.m., local time, at the Andover Inn, Chapel Avenue, Andover, Massachusetts.

     A report containing financial and other information for the fiscal year ended March 25, 2000 is being mailed herewith to all stockholders entitled to vote. References to fiscal 2000, 1999 and 1998 are to the fiscal years ended March 25, 2000, March 31, 1999 and March 31, 1998, respectively.

     The shares represented by all properly executed proxies received prior to the Annual Meeting will be voted as specified therein. In the absence of a special notice, shares will be voted in favor of the election as Directors of those persons named in this Proxy Statement, in favor of the approval of the 1999 Stock Incentive Plan and in favor of all other items set forth herein. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the meeting, by giving the Secretary a duly executed proxy bearing a later date, or by voting in person at the meeting by written ballot.

     The Notice of Meeting, this Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about May 22, 2000.

VOTING SECURITIES AND VOTES REQUIRED

     Stockholders of record at the close of business on May 17, 2000 will be entitled to vote at the Annual Meeting. On that date, 3,189,874 shares of common stock, $0.01 par value per share, of Centennial (the "Common Stock") and 60,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of Centennial (the "Series B Preferred Stock") were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting and each share of Series B Preferred Stock entitles the holder to one vote per share of Common Stock which would be issuable upon conversion of such share of Series B Preferred
Stock (the number of shares that each share of Common Stock or Series B Preferred Stock may vote being referred herein as "Voting Shares"). Presently ten (10) shares of Common Stock would be issuable for each share of Series B Preferred Stock upon conversion thereof. There are no other voting securities of Centennial.

     The holders of a majority of the issued and outstanding Voting Shares entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the meeting. Voting Shares present in person or represented by a properly executed proxy (including shares which abstain or do not vote with respect to one or more of the matters set forth therein) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director. The passage of any other proposal to be voted upon by the stockholders of Centennial requires the affirmative vote of a majority of the votes cast.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the election of Directors or approval of the 1999 Stock Incentive Plan.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Directors of Centennial are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual nominee for Director, or for all nominees for Director, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors is aware of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person nominated by the Board of Directors or for fixing the number of Directors at a lesser number.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

     The following table sets forth the positions and offices currently held by each nominee to the Board of Directors of Centennial, each nominee's principal occupation and business experience for the past five years, the names of other publicly held companies of which each nominee serves as a director, and each nominee's age and length of service as a Director of Centennial. For information about the ownership of the Common Stock held by each nominee, see "Securities Ownership of Certain Beneficial Owners and Management."

William J. Shea................  Chairman  of  the  Board  of  Directors   since
                                 November  1997;   Chairman  of  the  Board  and
                                 Founder of Agility, Inc., a Massachusetts based
                                 company  involved  in  developing   proprietary
                                 software to integrate major business  processes
                                 for financial service  companies;  former Chief
                                 Executive   Officer  of  View  Tech,   Inc.,  a
                                 publicly-traded   single-source   provider   of
                                 voice,   video  and  data  equipment,   network
                                 services    and    communications    consulting
                                 services,  from April 1998 to 2000; director of
                                 View  Tech,  Inc.  since  February  1998;  Vice
                                 Chairman, Chief Financial Officer and Treasurer
                                 of BankBoston  Corporation,  a registered  bank
                                 holding company with national and international
                                 operations,   from   1993  to   1997;   various
                                 positions  with  Coopers  & Lybrand  L.L.P.,  a
                                 public  accounting  firm,  from  1974 to  1993,
                                 including   most  recently  Vice  Chairman  and
                                 Senior Partner. Age 52; director of Centennial since 1996.

L. Michael Hone................  President  and  Chief   Executive   Officer  of
                                 Centennial  since  August  1997;  Chairman  and
                                 Chief   Executive   Officer  of  PSC  Inc.,   a
                                 publicly-held  manufacturer  of  hand-held  and
                                 fixed-position  laser based bar code  scanners,
                                 scan engines and other scanning products,  from
                                 1992 to 1997; director of Telxon Corporation, a
                                 publicly-traded  company  engaged in the global
                                 design and manufacture of wireless networks for
                                 mobile  computing   solutions  and  information
                                 systems;   director  of  Rochester   Healthcare
                                 Information Group, Inc., a company  principally
                                 engaged in providing data processing management
                                 to  the  health  care  industry;   director  of
                                 Association   for  the   Blind   and   Visually
                                 Impaired, Inc., a company principally engaged in assisting the blind and visually impaired to achieve vocational and social independence. Mr.
                                 Hone is a named inventor on 6 United States patents. Age 50; director of Centennial since
                                 1997.

Eugene M. Bullis...............  Chief Financial Officer, ManagedOps.com,  Inc.,
                                 an end-to-end applications service provider for middle-market businesses, since April, 2000; from October 1999 to March 2000, Executive Vice President and Chief Financial Officer of Manufacturers' Services, Ltd., a provider of electronics manufacturing services; from March 1998 to October 1999, Senior Vice President and Chief Financial Officer of Physicians Quality Care, a company that provides a physician practice management services; Interim Chief Financial Officer of Centennial from February 1997 to June 1998; Chief Financial Officer of Computervision Corporation, a publicly-traded company (now a subsidiary of Parametric Technology Corporation) that provided computer-aided design solutions for complex mechanical and electrical systems, from October 1997 to January 1998; President of NYNEX Information Technologies, Inc., a subsidiary of NYNEX Corporation (now Bell Atlantic), a publicly-traded global communications and media corporation, from 1994 to 1996; Senior Vice President, Finance and Strategy of AGS Computers, Inc., also a subsidiary of NYNEX Corporation, from 1993 to 1994; Interim Executive and Business Consultant, since 1990. Age 55; director of Centennial since 1998.

Steven M. DePerrior............  Principal of Burke Group,  a firm  specializing in employee benefits and compensation consulting, since 1997; various positions with William M. Mercer, Inc., an international human resource consulting firm, from 1991 to 1997, most recently as Principal; director of Daniel Green Company, a publicly-held shoe manufacturer located in central New York State. Age 41; director of Centennial since 1998.

Jay M. Eastman, Ph.D...........  President and Chief Executive Officer of Lucid,
                                 Inc., a manufacturer of confocal diagnostic medical imaging systems and OEM color and optical density measurement systems, since 1991; Senior Vice President of Strategic
                                 Planning of PSC Inc., a publicly-held manufacturer of hand-held and fixed-position laser based bar code scanners, scan engines and other scanning products, from 1996 to 1997; Executive Vice President of PSC Inc., from 1986 to 1995; director of PSC Inc.; director of Electric Fuel Corporation, a publicly-held manufacturer of batteries for electric vehicles and portable equipment; director of Chapman Instruments, Inc., a manufacturer of precision surface profiling instruments; director of Dimension Technologies, Inc., a developer and manufacturer of 3D computer and video displays. Fellow of the Optical Society of America; honorary member of the Rochester Chapter of the Optical Society of America. Dr. Eastman is a named inventor on 17 United States patents and 1 European patent. Age 52; director of Centennial since 1997.

David A. Lovenheim.............  Attorney  at the  law  firm of  Harris  Beach &
                                 Wilcox,  L.L.P.,  since  1979,  currently  as a
                                 Partner in its Corporate and International Departments; Chairman of the Board of Lucid, Inc., a manufacturer of confocal diagnostic medical imaging systems and OEM color and optical density measurement systems; Chairman of the Board of Intercon Associates, Inc., a computer software company; director of Lenel Systems International, Inc., a developer and marketer of security and access control systems; director of Dimension Technologies, Inc., a developer and manufacturer of 3D computer and video displays; director of Infrared Components Corp., a developer and marketer of infrared sensor systems and cyro-packaging subsystems; director and secretary of Waste Reduction by Waste Reduction, Inc., a developer, manufacturer and marketer of biological and regulated medical waste disposal systems; director of MedNetWorx, Inc. a medical records software company. Age 57, director of Centennial since 1998.

John J. Shields................  General Partner of Boston Capital  Ventures,  a
                                 firm engaged in investing fund assets in private equities, since January 1998; President and Chief Executive Officer of King's Point Holdings, Inc., a company principally engaged in venture capital, technical consulting and cranberry cultivation, since 1993; President and Chief Executive Officer of Computervision Corporation, a developer of CAD/CAM software for the design and manufacture of complex mechanical products, form 1990 to 1993; 28 years at Digital Equipment Corporation, a manufacturer of computer hardware, peripherals and software, serving as Senior Vice President from 1986 to 1989; director of Ionics, Inc., a publicly-traded company principally engaged in separations technology. Age 61; director of Centennial since 1996.


BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors maintains an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee. There were four meetings of the Board of Directors held during fiscal 2000. Each Director attended at least 75 percent of the total number of meetings of the Board of Directors. Each Director attended at least 75 percent of the total number of meetings of the committees of the Board of Directors on which he also served.

     The Executive Committee is currently composed of Messrs. Hone (Chairman), Shea and Lovenheim and Dr. Eastman. The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation of the full Board. All actions taken by the Executive Committee are reported at the next Board meeting. The Executive Committee held no formal meetings during fiscal 2000.

     The Audit Committee is currently composed of Messrs. Bullis (Chairman) and DePerrior. The Audit Committee is responsible primarily for reviewing (i) Centennial's financial results and recommending the selection of Centennial's independent auditors; (ii) the effectiveness of Centennial's accounting policies, financial reporting and internal controls; and (iii) the scope of independent audit coverage, the fees charged by independent auditors, any transactions that may involve a potential conflict of interest and internal control systems. The Board of Directors approved an Audit Committee Charter in January 1998. The Audit Committee met on four occasions during fiscal 2000.

     The Compensation Committee and the Stock Option Committee are currently composed of Messrs. DePerrior (Chairman) and Lovenheim and Dr. Eastman. The Compensation Committee is responsible for establishing the policies that govern compensation for Centennial's senior management team and for approving compensation arrangements for members of management and Directors of Centennial. The Compensation Committee and the Stock Option Committee collectively are responsible for the granting of options pursuant to Centennial's 1994 Stock Option Plan and 1999 Stock Incentive Plan. These Committees met on two occasions in fiscal 2000 and acted by written consent on numerous occasions.

     The Nominating Committee is currently composed of Dr. Eastman (Chairman) and Messrs. Hone and Lovenheim. The Nominating Committee generally recommends to the Board candidates for nomination for election to the Board. The Nominating Committee will consider stockholder recommendations for director sent to the Nominating Committee, c/o Richard J. Pulsifer, Vice President, Chief Financial Officer and Secretary, Centennial Technologies, Inc., 7 Lopez Road, Wilmington, Massachusetts 01887.

     No Director or executive officer is related to any other Director or executive officer by blood or marriage.

COMPENSATION FOR DIRECTORS

     As of January 1, 2000, each non-employee Director is compensated at a rate of $1,000 for each Board of Directors meeting attended, $500 for a telephonic Board Meeting attended and $500 for each committee meeting attended and also receives an annual stipend of $4,000. Prior to January 1, 2000, each non-employee Director was compensated at a rate of $500 for each Board of Directors meeting attended and received an annual stipend of $1,000. The annual stipend is pro-rated for the number of months served on the Board of Directors. Messrs. Bullis, DePerrior, Lovenheim, Shea and Shields and Dr. Eastman each received, $6,917, $7,417, $6,917, $6,500, $6,000 and $7,000, respectively, from
Centennial as compensation for their services to Centennial as a Director during fiscal 2000. In addition, Directors are reimbursed for travel and other expenses incurred in attending Board and committee meetings.

     On June 10, 1999, Messrs. Bullis, DePerrior, Lovenheim, Shea and Shields and Dr. Eastman were each granted an option under the 1994 Stock Option Plan to purchase up to 9,375, 9,375, 9,375, 18,750, 9,375 and 9,375 shares of Common
Stock, respectively, at a price of $5.84 per share, which vests ratably on each of the first, second and third anniversaries of the date of grant. On July 21, 1999, Messrs. Bullis, DePerrior, Lovenheim, Shea and Shields and Dr. Eastman were each granted an option under the 1994 Formula Stock Option Plan to purchase up to 375 shares of Common Stock, at a price of $7.28 per share, all of which vested immediately. On December 15, 1999, Messrs. Bullis, DePerrior, Lovenheim, Shea and Shields and Dr. Eastman were each granted an option under the 1999 Stock Incentive Plan to purchase up to 40,000, 35,000, 35,000, 50,000, 35,000 and 35,000 shares of Common Stock, respectively, at a price of $3.50 per share that vested fully in fiscal 2000 upon the achievement of certain stock price targets.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than 10% of a company's equity securities that are registered under Section 12 of the Exchange Act to file initial reports of ownership of Form 3 and reports of changes in ownership on Form 4 with the Commission and any national securities exchange on which Centennial's securities are registered. Executive officers, Directors and greater than 10% beneficial owners are required by the Commission's regulations to furnish Centennial with copies of all forms they file pursuant to Section 16(a).

     Based  solely  on a  review  of the  copies  of  such  forms  furnished  to
Centennial and written representations from its executive officers and Directors, Centennial believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with during fiscal 2000, with the exception of Mr. Boehme whose Form 3 was inadvertently filed late. This report has been filed prior to the date of this Proxy Statement.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid to Mr. Hone, Centennial's President and Chief Executive Officer with respect to services rendered to Centennial during fiscal 2000, 1999 and 1998 and the four most highly compensated executive officers during fiscal 2000, as well as one executive officer who would have been one of the four most highly compensated officers during fiscal 2000 except that such officer joined Centennial in June 1999 (each a "Named Executive Officer"):


                           SUMMARY COMPENSATION TABLE

                                                                          Annual Compensation
                                                                         ---------------------
                                                                                                         Long-Term
                                                                                                        Compensation
                                                                                                         Securities
                                                         Fiscal                                          Underlying
            Name and Principal Position                   Year           Salary          Bonus            Options
                                                         ------          ------          -----            --------
L. Michael Hone (1)..........................             2000         $ 50,000        $150,000            358,406
  President and Chief Executive Officer                   1999           51,923         361,000            158,406
                                                          1998           28,846         175,000            115,625

Richard N. Stathes (2)(3)....................             2000         $252,781        $ 37,500            128,531
  Executive Vice President, Worldwide Sales and           1999          215,171          26,450             38,531
   Marketing                                              1998           83,200              --             28,125

Jacques Assour, Ph.D. (4)....................             2000         $163,360        $101,750            108,906
  Senior Vice President,  Operations                      1999          160,000          72,000             21,406
                                                          1998           62,500              --             15,625

Richard J. Pulsifer (5) .....................             2000         $ 86,187        $ 58,000             46,250
  Vice President, Chief Financial Officer and             1999               --              --              --
    Secretary                                             1998               --              --              --

Douglas S. Boehme (6)(7).....................             2000         $153,754        $  2,625             21,875
  Vice President of  North American Sales                 1999          132,743           2,250             10,625
                                                          1998           43,200              --              9,375

John C. Nugent (8)...........................             2000         $154,053        $ 51,000             45,156
  Managing Director of Centennial                         1999          149,013          48,390             21,406
    Technologies International Limited                    1998           33,720              --             15,625
----------

(1) Mr. Hone joined Centennial as President and Chief Executive Officer in August 1997.
(2) Mr. Stathes joined Centennial as Senior Vice President, Sales and Marketing in September 1997.
(3) Mr. Stathes's amounts shown as salary for 2000 and 1999 include $76,176 and $43,919 of sales-based commissions, respectively.
(4) Dr. Assour joined Centennial as Senior Vice President, Operations in September 1997.
(5) Mr. Pulsifer joined Centennial as Vice President, Chief Financial Officer and Secretary in June 1999.
(6) Mr. Boehme joined Centennial in December 1998.
(7) Mr. Boehme's amounts shown as salary for 2000, 1999 and 1998 include $57,144, $52,343 and $20,250 of sales-based commissions, respectively.
(8) Mr. Nugent joined Centennial as Managing Director of Centennial Technologies International Limited in January 1998.

                          OPTION GRANTS IN FISCAL 2000


                                Individual Grants                                                Potential Realizable
              -----------------------------------------------------                             Value At Assumed Annual
                              Number Of      Percent Of                                          Rates Of Stock Price
                             Securities    Total Options                                        Appreciation For Option
                             Underlying      Granted To     Exercise                                  Term (3)
                               Options      Employees In     or Base                                  -------
           Name              Granted (#)   Fiscal Year (1)  Price (2)    Expiration Date         5%           10%
           ----              -----------   ---------------  ---------    ---------------         --           ---
L. Michael Hone.........       125,000          15.0%         $3.50          12/14/09         $275,141     $697,262
                                75,000          9.0%           5.84          06/09/09          275,456      698,059
Richard N. Stathes......        75,000          9.0%          $3.50          12/14/09         $165,085     $418,357
                                15,000          1.8%           5.84          06/09/09           55,091      139,612
Jacques Assour, Ph.D....        75,000          9.0%          $3.50          12/14/09         $165,085     $418,357
                                12,500          1.5%           5.84          06/09/09           45,909      116,343
Richard J. Pulsifer.....        25,000          3.0%          $3.50          12/14/09         $ 55,028     $139,452
                                 5,000          0.6%           4.88          09/08/09           15,345       38,887
                                16,250          1.9%           7.76          06/27/09           45,423      147,021
Douglas S. Boehme.......        10,000          1.2%          $3.50          12/14/09          $22,011      $55,781
                                 1,250          0.1%           5.84          06/09/09            4,590       11,634
John C. Nugent..........        15,000          1.8%          $3.50          12/14/09          $33,016      $83,671
                                 8,750          1.0%           5.84          06/09/09           32,137       81,440

--------------------

(1) The number of options granted in fiscal 2000 include (i) options to purchase 253,125 shares of Common Stock that were granted under the 1994 Stock Option Plan, which include options to purchase 65,625 shares of Common Stock that were granted to non-employee directors, (ii) options to purchase 585,500 shares of Common Stock that were granted under the 1999 Stock Incentive Plan, which include options to purchase 230,000 shares of Common Stock that were granted to non-employee directors and (iii) options to purchase 2,250 shares of Common Stock that were granted to non-employee directors under the 1994 Formula Stock Option Plan. In fiscal 2000, options to purchase 7,847 shares of Common Stock were exercised, and options to purchase 61,845 shares of Common Stock were cancelled under the 1994 Stock Option Plan and made available for future grant. No options were exercised or cancelled under the 1994 Formula Stock Option Plan or the 1999 Stock Incentive Plan.

(2) Options were granted by the Compensation Committee pursuant to the 1994 Stock Option Plan and 1999 Stock Incentive Plan at fair market value determined on the date of the grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of Centennial's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect Centennial's estimate of future stock price growth. Actual gains, if any, on exercise of stock options and Common Stock holdings are dependent on the timing of the exercise and the future performance of Centennial's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

  AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR END OPTION VALUES

                                                             Number of          Number of
                                                            Securities          Securities           Value of            Value of
                                                            Underlying          Underlying          Unexercised        Unexercised
                                                            Unexercised        Unexercised         In-the-Money        In-the-Money
                               Shares                       Options at          Options at         Options(1) at      Options(1) at
                              Acquired         Value      March 25, 2000      March 25, 2000      March 25, 2000      March 25, 2000
           Name             on Exercise      Realized       Exercisable       Unexercisable         Exercisable       Unexercisable
           ----             ------------     ---------      -----------       -------------         -----------       -------------
L. Michael Hone............     0               0            244,865            113,541            $1,664,549           $625,298
Richard N. Stathes.........     0               0            104,156             24,375                745,145           134,944
Jacques Assour, Ph..D.          0               0             91,198             17,708                668,304            97,008
Richard J. Pulsifer........     0               0             25,000             21,250                190,750            86,012
Douglas S. Boehme..........     0               0             16,667              5,208                115,835            30,083
John C. Nugent.............     0               0             31,198             13,958                210,504            77,171


(1) In-the-money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise price of the option. The fair market value of the Common Stock as of March 25, 2000 was $11.13 per share, based on information reported by certain internet-based bulletin board services purporting to monitor trading activities.
     Centennial is unable to verify the accuracy or completeness of such information.
                                  -------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 30, 2000, the number of shares of Common Stock beneficially owned and the percentage of the Common Stock owned by (i) all persons known by Centennial to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) the Chief Executive Officer, each Named Executive Officer and each Director, and (iii) all Directors and Executive Officers of Centennial as a group.

     The number of shares beneficially owned by each Director or Named Executive Officer is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of the date specified above through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                               Number of
                                                                 Shares
                                                              Beneficially    Percentage of
 Beneficial Owner(1)                                           Owned (2)          Class
                                                              ------------    -------------
 Chief Executive Officer and Named Executive Officers:
    L. Michael Hone (3)......................                  270,015             7.8%
    Richard N. Stathes (3)...................                  110,499             3.4%
    Jacques Assour, Ph.D. (3)................                   95,942             2.9%
    Richard J. Pulsifer (3)..................                   30,910              *
    John C. Nugent (3).......................                   34,115             1.1%
    Douglas S. Boehme (3)....................                   17,501              *

 Non-Employee Directors:
    William J. Shea (3)(4)...................                   71,337             2.2%
    Eugene M. Bullis (3).....................                   45,375             1.4%
    Steven M. DePerrior (3)..................                   40,375             1.3%
    Jay M. Eastman, Ph.D. (3)................                   41,062             1.3%
    David A. Lovenheim (3)...................                   40,375             1.3%
    John J. Shields (3)......................                   58,562             1.8%

    All Directors and executive officers as a
      group (14 persons)(5)..................                  869,654            21.5%

 Beneficial Owner of 5% or more of the Outstanding
 Common Stock:
    Intel Corporation (6)....................                  600,000            15.9%
----------


  * Less than 1%.

(1) The address for all individuals is Centennial Technologies, Inc., 7 Lopez Road, Wilmington, Massachusetts 01887. The address for Intel Corporation is Robert Noyce Building, 2200 Mission College Boulevard, P.O. Box 58119, Santa Clara, CA 95052-8119.

(2) Pursuant to the rules of the Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days of April 30, 2000 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.

(3) Includes the right to acquire, pursuant to the exercise of stock options, within 60 days after April 30, 2000, the following number of shares:
     249,865 shares for Mr. Hone; 109,156 shares for Mr. Stathes; 95,305 shares for Dr. Assour; 25,000 shares for Mr. Pulsifer; 34,115 shares for Mr. Nugent; 17,501 shares for Mr. Boehme; 68,125 shares for Mr. Shea; 45,375 shares for Mr. Bullis; 40,375 shares for Mr. DePerrior; 41,062 shares for Dr. Eastman; 40,375 shares for Mr. Lovenheim and 58,562 shares for Mr. Shields.

(4) Includes 3,150 shares held by Mr. Shea's wife, and 62 shares held by Mr. Shea's son, as to both of which Mr. Shea disclaims beneficial ownership.

(5)  Includes the securities identified in notes (2) through (4).

(6) Represents shares of Common Stock issuable upon conversion of the 60,000 Series B Convertble Preferred Stock received in connection with Centennial's acquisition of Intel Corporation's flash memory card business on December 29, 1999.

PERFORMANCE GRAPH

     The following table demonstrates a comparison of cumulative total returns for (i) Centennial's Common Stock, (ii) NASDAQ Market Index, and (iii) a Peer Group Index based upon Centennial's Standard Industry Classification Number (the "SIC Code Index") for the period from June 30, 1995 through March 25, 2000. The table assumes an investment of $100 on June 30, 1995, dividend reinvested and a fiscal year ending March 25, 2000.

          Centennial Technologies, Inc.   SIC Code Index     NASDAQ Market Index

 6/30/95             100.00                 100.00               100.00
 6/30/96             198.06                 146.93               125.88
 3/31/97              46.41                 119.90               128.55
 3/31/98              29.83                 190.41               194.27
 3/31/99               8.62                 346.87               253.87
 3/31/00              18.44                 951.15               467.50

     THE STOCK PERFORMANCE SHOWN ON THE ABOVE DISPLAYED PERFORMANCE TABLE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. CENTENNIAL WILL NOT AND DOES NOT MAKE OR ENDORSE ANY PREDICTIONS AS TO FUTURE COMMON STOCK PERFORMANCE.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Centennial's Board of Directors has established the Compensation Committee to oversee the administration of compensation matters as they relate to Centennial's senior executives. The Compensation Committee is composed solely of non-employee Directors. The Compensation Committee's responsibilities are to (i) review with the President and Chief Executive Officer his performance and the performance of other senior executive officers of Centennial, (ii) review and establish the base salary of the President and Chief Executive Officer and other senior executive officers of Centennial, (iii) review and approve the annual incentive bonus compensation, (iv) issue and administer grants and awards to employees under the 1994 Stock Option Plan and 1999 Stock Incentive Plan, and
(v) report periodically on its activities to the Board of Directors.

     OBJECTIVE OF CENTENNIAL'S COMPENSATION PROGRAM. Centennial's executive compensation program is intended to attract, retain and reward executives who are capable of leading Centennial effectively and meeting Centennial's goals and objectives. The Compensation Committee believes that a combination of cash and equity-based compensation provides the most effective means of properly incentivizing Centennial's executives while also better aligning their interests with those of Centennial's stockholders.

     Centennial uses a three-pronged approach to its compensation for its senior executives. First, the executive's base salary is intended to maintain a reasonably competitive minimum level of compensation for each executive for the following twelve months. Second, Centennial offers annual incentives to senior executive officers based upon the achievement of corporate and individual performance goals, with the objective of rewarding executives for their past twelve months' performance. Finally, Centennial utilizes stock options granted under its 1994 Stock Option Plan and 1999 Stock Incentive Plan as a long-term incentive for the senior executive officers of Centennial. The Compensation Committee believes that stock options are important in aligning management and stockholder interests and in encouraging management to adopt a longer-term perspective. Accordingly, options generally provide for incremental vesting over a three-year period, although in certain cases vesting may also be tied to stock price appreciation.

     COMPENSATION COMMITTEE PROCEDURES. The Compensation Committee reviews its compensation policies on an annual basis and considers specific compensation matters with regard to executives throughout the year. The Compensation Committee meets periodically, and may consult by telephone at other times. The determinations of the Compensation Committee relating to the compensation of Centennial's senior executive officers are generally reported to the Board of Directors.

     FACTORS CONSIDERED IN SETTING COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Compensation Committee considers numerous qualitative and quantitative factors in setting the President and Chief Executive Officer's compensation levels. These factors include the operating results (such as total sales growth, gross margins and net income) for Centennial and the price of its Common Stock for the preceding year as well as the expected operating results for the coming year. In addition, the Compensation Committee considers a number of other factors which are not subject to precise measurement and which can only be properly assessed over the long term.

     COMPENSATION DECISIONS FOR PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Hone has served as the President, Chief Executive Officer and a Director of Centennial since August 1997. The Compensation Committee believes that Mr. Hone's performance in leading Centennial out of a critical period at a time of significant losses was exceptional and that he has contributed significantly to Centennial's strong results for fiscal 2000, including the successful acquisition of the flash memory card business of Intel Corporation. Mr. Hone's current base salary is $50,000. In addition, Mr. Hone has an employment agreement pursuant to which he will be paid a retention bonus of $450,000 in May, 2000.

By the Compensation Committee Members:

Steven M. DePerrior,  Chairman
Jay M. Eastman, Ph. D.
David A. Lovenheim

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The current members of Centennial's Compensation Committee are Messrs. DePerrior and Lovenheim and Dr. Eastman. No executive officer of Centennial has served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a Director of or member of Centennial's Compensation Committee.

EMPLOYMENT   CONTRACTS,   TERMINATION   OF  EMPLOYMENT  AND  CHANGE  IN  CONTROL
ARRANGEMENTS

     On August 19, 1997, Centennial entered into an employment agreement with L. Michael Hone, Centennial's President and Chief Executive Officer (the "Hone Agreement"), as well as a non-competition and non-solicitation agreement, and an invention and non-disclosure agreement. The Hone Agreement provides for: (i) a salary of $50,000 per annum; (ii) a guaranteed bonus for the first twelve months following execution of the Hone Agreement of $100,000; (iii) a signing bonus of $175,000 payable in the amounts of $75,000 on January 1, 1998 and $100,000 on April 28, 1998; and (iv) a retention bonus of $450,000 payable on May 15, 2000. The Hone Agreement also provides for: (i) the awarding of an option to purchase 115,625 shares of Common Stock, which vests over the first, second and third anniversaries of employment with Centennial; (ii) reimbursement of relocation expenses; (iii) a monthly stipend of $1,000 for expenses associated with his position; (iv) a loan of up to $25,000 if Mr. Hone should sell his home in Rochester, New York at a loss as a result of his relocation to Massachusetts; and (v) all benefits offered to Centennial's executive officers generally. If Mr. Hone were discharged without cause, he would be entitled to his annual salary and monthly stipend for a period of twelve months, as well as a pro-rata portion of his retention bonus.

     Centennial entered into an employment agreement, effective as of January 12, 1998, with John C. Nugent, Managing Director of Centennial Technologies International Limited (the "Nugent Agreement"). The Nugent Agreement provides for: (i) a salary of (pound)90,000 per annum; (ii) a bonus of (pound)30,000;
(iii) the awarding of an option to purchase 15,625 shares of Common Stock, which vests over the first, second and third anniversaries of employment with Centennial; (iv) use of a Centennial leased automobile, and (v) all benefits offered to other executive officers of Centennial generally.

     SEVERANCE AGREEMENTS

     Centennial has entered into Executive Severance Agreements with Jacques Assour, Mary A. Gallahan, Richard J. Pulsifer, and Richard N. Stathes (each, an "Executive"). Under each of the Executive Severance Agreements, Centennial will be obligated to pay an Executive a severance amount if Centennial terminates such Executive without cause. Under the Executive Severance Agreement with Mr. Stathes, the severance amount will be equal to six (6) months of his salary if terminated after less than one year of employment, fifteen (15) months of his salary if terminated after more than one year but less than two years of employment and eighteen (18) months of his salary if terminated after more than two years of employment. Under the Executive Severance Agreement with Dr. Assour, the severance amount will be equal to six (6) months of his salary if terminated after less than one year of employment, twelve (12) months of his salary if terminated after more than one year but less than eighteen (18) months of employment and fifteen (15) months of his salary if terminated after more than eighteen (18) months of employment. Under the Executive Severance Agreements with Ms. Gallahan and Mr. Pulsifer, the severance amount will be equal to six (6) months of such Executive's salary if terminated after less than one year of employment, nine (9) months of such Executive's salary if terminated after more than one year but less than two years of employment and twelve (12) months of his salary if terminated after more than two years of employment. If it terminated an Executive without cause, Centennial would also be obligated to provide such Executive with all of the health and insurance benefits to which such Executive was entitled at the time of his or her termination for the period equal to the number of months of salary to which he or she would be entitled under his or her Executive Severance Agreement. Upon the date of termination, such Executive's options to purchase stock of Centennial which would have vested within 90 days following the date of termination had he or she remained an employee of Centennial shall be deemed vested as of the date of termination. Such Executive shall have the remaining option term to exercise all stock options that were vested as of the date of termination, including those that accelerate pursuant to the Executive Severance Agreement.

     RETENTION AGREEMENTS

     Centennial has entered into Retention Agreements with L. Michael Hone, Jacques Assour, Mary A. Gallahan, John Nugent, Richard J. Pulsifer and Richard
N. Stathes. The Retention Agreements continue through March 31, 2001, and provide that they are to be automatically extended for additional one-year terms unless Centennial gives prior notice of termination. The Retention Agreements are intended to reinforce and encourage the continued employment and dedication of Centennial's key personnel without distraction from the possibility of a change in control of Centennial and related events and circumstances. The Retention Agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of Centennial. If, following such a change in control, the executive officer is terminated for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason (as defined in the agreements), then the executive officer is entitled to a severance payment that will be equal to the sum of the executive officer's highest annual base salary and highest annual bonus from Centennial during the five-year period prior to the change in control, multiplied by a factor of 2.5 (3.0 in the case of Mr. Hone). The severance payments generally would be made in the form of a lump sum. In the event that any severance payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Centennial would be required to "gross up" the executive officer's compensation for all federal, state and local income and excise taxes. Under the severance agreements, a change in control would occur if and when: (i) any "person," as defined in the Exchange Act, acquires 30 percent or more of Centennial's Common Stock; (ii) a majority of Centennial's Directors are replaced, or (iii) shareholders approve certain mergers, or a liquidation or sale of Centennial's assets. Pursuant to the terms of stock option awards to these executive officers, upon a change in control (as defined therein), all unvested options granted to such executive officers would vest and become exercisable for the remainder of the term of the option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 29, 1999, Centennial acquired the flash memory card business of Intel Corporation. In exchange Centennial made a cash payment of $2.0 million, issued a secured promissory note for $4.0 million and issued 60,000 shares of Series B Convertible Preferred Stock which represents approximately 16% of the outstanding shares of Common Stock of Centennial on an as-converted basis. The note payable bears interest at the rate of 9% and the note and interest are due and payable on December 29, 2000. The Series B Convertible Preferred Stock currently converts at a ratio of 10 shares of Common Stock for each share of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has a liquidation preference of $4.8 million and entitles the holder to one vote per share of Common Stock issuable upon conversion thereof. Intel Corporation received registration rights with respect to the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock. Centennial regularly purchases in the ordinary course of its business a significant portion of its raw materials (mostly memory chips) from Intel Corporation. Excluding activity related to a transition period with Intel Corporation and its contract manufacturer, Centennial had purchases from Intel Corporation of approximately $0.5 million for fiscal 2000.

     Centennial made two loans to L. Michael Hone, its President and Chief Executive Officer of $144,845 and $204,500 bearing interest at the rate of 5.8% and 6.45%, respectively. Both loans are due and payable on July 25, 2001.

                                 PROPOSAL NO. 2
                      APPROVAL OF 1999 STOCK INCENTIVE PLAN

PROPOSAL

     The Board of Directors has adopted the 1999 Stock Incentive Plan (the "1999 Plan") for Directors, officers, employees and other key persons of Centennial and its subsidiaries. The Board of Directors has proposed the approval of the 1999 Plan by the stockholders in order to permit the Board of Directors, or a committee thereof, to grant incentive stock options to employees of Centennial and its subsidiaries. The 1999 Plan does not require approval of the stockholders in order to make any other types of grants permitted by the 1999 Plan and the Board of Directors, or a committee thereof, has made grants and will continue to make grants under the 1999 Plan irrespective of whether approval of this proposal is received, although incentive stock options will not be able to be granted unless the approval of the stockholders is received.

     The 1999 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, at its discretion, may grant a variety of stock incentive awards based on the Common Stock of Centennial. Awards under the 1999 Plan include stock options (both incentive options, in the event the approval of this proposal by Centennial's stockholders is received, and non-qualified options) and restricted stock. These awards are described in greater detail below. The Board of Directors is also authorized to grant other awards, including the grant of shares based on certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     Subject to adjustment for stock splits, stock dividends and similar events, 1,000,000 shares of Common Stock can be issued under the 1999 Plan. Based solely upon the closing price of the Common Stock as reported by certain internet-based reporting services on May 8, 2000, the maximum aggregate market value of the securities to be issued under the 1999 Plan would be $8,500,000. The shares issued by Centennial under the 1999 Plan may be authorized but unissued shares, or shares reacquired by Centennial. To the extent that awards under the 1999 Plan do not vest or otherwise revert to Centennial, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

     To satisfy the requirements of Section 162(m) of the Code, awards with respect to no more than 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period.

RECOMMENDATION

     The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of Centennial by encouraging and enabling the officers and other employees of Centennial and its subsidiaries upon whose judgment, initiative and efforts Centennial largely depends for the successful conduct of its business to acquire a proprietary interest in Centennial. The Board of Directors anticipates that providing such persons with a direct stake in Centennial will assure a closer identification of the interests of participants in the 1999 Plan with those of Centennial, thereby stimulating their efforts on Centennial's behalf and strengthening their desire to remain with Centennial.

     The Board of Directors believes that the proposed 1999 Plan will help Centennial to achieve its goals by keeping Centennial's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 1999 Plan is in the best interests of Centennial and its stockholders and recommends that the stockholders approve the 1999 Plan in order to permit the Committee to grant incentive stock options to the employees of Centennial and its subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE 1999 PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1999 PLAN

     The following description of certain features of the 1999 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1999 Plan which is attached to this Proxy Statement as Exhibit A.

     PLAN ADMINISTRATION; ELIGIBILITY. The 1999 Plan may be administered by the Board or a Committee of not fewer than two non-employee directors.

     The Committee has full power to select, from among those eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 1999 Plan.

     Persons eligible to participate in the 1999 Plan will be those employees and other key persons, such as consultants and prospective employees, of Centennial and its subsidiaries who are responsible for or contribute to the management, growth or profitability of Centennial and its subsidiaries, as selected from time to time by the Committee. Directors of Centennial who are not employed by Centennial or its subsidiaries ("Independent Directors") will also be eligible for certain awards under the 1999 Plan.

     STOCK OPTIONS. The 1999 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant.

     The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1999 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments.

     Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery (or attestation to the ownership) of shares of Common Stock which are not subject to any restrictions imposed by Centennial and which have been held by the optionee for at least six months or which were purchased in the open market by the optionee. The exercise price may also be delivered to Centennial by a broker pursuant to irrevocable instructions to the broker from the optionee. If permitted by the Board, the exercise price may also be paid by a promissory note of the optionee.

     To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     RESTRICTED STOCK. The Committee may also award shares of Common Stock to participants subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the employees will forfeit their awards of Restricted Stock.

     ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a liquidation or dissolution of Centennial, the Board shall provide that all unexercised options shall become fully exercisable as of a specific time at least 10 days before the effective date of such liquidation or dissolution and that the options shall terminate as of the effective date. The Board may specify the effect of a liquidation or dissolution on any restricted stock or other award at the time of grant.

     In the event of a merger or consolidation of Centennial with or into another entity or an exchange of shares of Centennial pursuant to a statutory share exchange transaction (an "acquisition event"), the Board shall provide that all outstanding options be assumed or substituted for options in the acquiring or succeeding entity. However, if the acquiring or succeeding entity does not agree to assume or substitute for the options, then the Board shall provide that all unexercised options shall become exercisable prior to the consummation of the acquisition event and that they shall terminate upon the acquisition event to the extent not exercised. In addition, the Board may provide that participants shall receive the cash value of their options if shareholders of Centennial are to receive such a payment for their shares.

     Restricted stock awards shall be converted and the succeeding or acquiring entity shall succeed to all of the rights of Centennial in such restricted stock. As to any other type of award, at the time of grant the Board shall specify the effect of an acquisition event on such award.

     Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1999 Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, Plan amendments shall be subject to approval by Centennial's stockholders if and to the extent determined by the Committee to be required by the Code to preserve the qualified status of Incentive Options or to ensure that compensation earned under Plan awards qualifies as performance-based compensation under Section 162(m) of the Code.

EFFECTIVE DATE OF 1999 PLAN

     The 1999 Plan became effective upon its adoption on November 11, 1999, although the affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting will permit the Committee to grant incentive stock options. Awards of Incentive Stock Options may be granted under the 1999 Plan until November 10, 2009.

NEW PLAN BENEFITS

     Approximately 130 employees and Independent Directors are currently eligible to participate in the 1999 Plan. The number of shares that may be granted to executive officers and non-executive officers is undeterminable at this time, as such grants are subject to the discretion of the Committee. Non-Qualfied Options to purchase the following number of shares were granted on December 15, 1999 to the following Named Executive Officers as well as to Independent Directors and other employees.

                            1999 Stock Incentive Plan

                 Name                                       Number of Shares
                                                        Underlying Stock Options
   NAMED EXECUTIVE OFFICERS:
   L. Michael Hone                                              125,000
   Richard N. Stathes                                            75,000
   Jacques Assour Ph.D.                                          75,000
   Richard J. Pulsifer                                           25,000
   Douglas S .Boehme                                             10,000
   John C. Nugent                                                15,000
   Independent Directors (6 persons)                            230,000
   Non-Named Executive Officers and Employees (9 persons)        30,500
                                                                -------
                                                                585,500

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal Federal income tax consequences of option grants under the 1999 Plan. It does not describe all Federal tax consequences under the 1999 Plan, nor does it describe state or local tax consequences.

INCENTIVE OPTIONS

     Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and Centennial will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and Centennial will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and Centennial's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

     Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

     An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

NON-QUALIFIED OPTIONS

     There are no Federal income tax consequences to either the optionee, or Centennial on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. Centennial will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

     Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

RESTRICTED STOCK AWARDS

     There are generally no federal income tax consequences on the grant of Restricted Stock Awards. When the Restricted Stock is no longer subject to a substantial risk of forfeiture (as defined in the Code) or becomes transferable, the grantee will realize taxable ordinary income in an amount equal to the fair market value of the number of shares of Common Stock which have become nonforfeitable or transferable, less the amount paid for the shares, and Centennial will be entitled to a deduction for tax purposes in the same amount.

     However, the grantee may make an election with the Internal Revenue Service under Section 83(b) of the Code within thirty days of the grant of Restricted Stock and recognize taxable ordinary income in the year the shares of Restricted Stock are awarded, in an amount equal to the fair market value of such shares at the time of the award determined without regard to the restrictions, less the amount paid for the shares. In that event, Centennial will be entitled to a corresponding tax deduction.

     Any dividends with respect to the shares of Restricted Stock that are paid or made available to the grantee while the shares remain forfeitable will be treated as additional compensation which is taxable as ordinary income, and will be deductible by Centennial when paid. However, if the grantee made an 83(b) Election with respect to the restricted shares, the dividends represent ordinary dividend income to the grantee, and are not deductible by Centennial

PARACHUTE PAYMENTS

     The vesting of any portion of any award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated award to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to Centennial, in whole or in part, and may subject the recipient to a non-deductible 20% Federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

LIMITATION ON COMPANY'S DEDUCTIONS

     As a result of Section 162(m) of the Code, Centennial's Federal tax deduction for certain awards under the Plan may be limited to the extent that the President and Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

                             INDEPENDENT ACCOUNTANTS

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

                                  OTHER MATTERS

     At the time this proxy statement was printed, Centennial's management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented by such proxy according to their best judgment.

                             SOLICITATION OF PROXIES

     The solicitation of proxies is made by Centennial, and the cost of solicitation of proxies will be borne by Centennial. In addition to the solicitation of proxies by mail, officers, Directors and employees of Centennial, without additional remuneration, may solicit proxies in person or by telephone, and Centennial reserves the right to retain outside agencies for the purpose of soliciting proxies. Centennial may reimburse brokers or persons holding Common Stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

                              REVOCATION OF PROXIES

     Subject to the terms and conditions set forth herein, all proxies received by Centennial will be effective, notwithstanding the transfer of the shares to which such proxies relate, unless prior to the Annual Meeting Centennial receives written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. Such notice of revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                              STOCKHOLDER PROPOSALS

     A proposal by a stockholder for inclusion in Centennial's proxy statement and form of proxy for the 2001 annual meeting of stockholders must be received by Centennial at 7 Lopez Road, Wilmington, Massachusetts 01887, Attention:
Richard J. Pulsifer, Vice President, Chief Financial Officer and Secretary of Centennial, on or before January 18, 2001 in order to be eligible for inclusion.

                                 ANNUAL REPORTS

     Centennial is providing to each stockholder, without charge, a copy of its annual report to stockholders, including the financial statements and related schedules for fiscal 2000.

     In addition, Centennial will provide, without charge, a copy of its annual report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year-end March 25, 2000. Written requests should be made to Centennial Technologies, Inc., 7 Lopez Road, Wilmington, Massachusetts 01887, Attn: Secretary.


                                         By Order of the Board of Directors,


                                         Richard J. Pulsifer
                                         Vice President, Chief Financial Officer
                                         and Secretary
Wilmington, Massachusetts
May 19, 2000

     THE MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                                                                       EXHIBIT A


                          CENTENNIAL TECHNOLOGIES, INC.
                            1999 STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of this 1999 Stock Incentive Plan (the "Plan") of Centennial Technologies, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION, DELEGATION

     ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board or any Committee (as defined in Section 3(c)) may delegate to one or more executive officers of the Company the power to make Awards to new employees of the Company, excluding directors and officers, and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board shall appoint a committee or subcommittee of the Board (a "Committee") of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. STOCK AVAILABLE FOR AWARDS

     NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,000,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5. STOCK OPTIONS

     GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

     DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

     EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. No Option that is classified as an Incentive Stock Option may be exercised within one year of the date of grant of such Option.

     PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

         (1) in cash or by check, payable to the order of the Company;

         (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

         (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

         (4) to the extent permitted by the Board, in its sole discretion and consistent with applicable law, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

         (5)      by any combination of the above permitted forms of payment.

6. RESTRICTED STOCK

     GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and
Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

         ACQUISITION EVENTS

     DEFINITION. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

     CONSEQUENCES OF AN ACQUISITION EVENT ON OPTIONS. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

     CONSEQUENCES OF AN ACQUISITION EVENT ON RESTRICTED STOCK AWARDS. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

     CONSEQUENCES OF AN ACQUISITION EVENT ON OTHER AWARDS. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9. GENERAL PROVISIONS APPLICABLE TO AWARDS

     TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine; such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. MISCELLANEOUS

     NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but the classification of an Option granted to a Participant under the Plan as an Incentive Stock Option shall be conditioned upon the approval of the Plan by the Company's stockholders within one year of the effective date of the Plan. No Award granted to a Participant after the first anniversary of the effective date of the Plan that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant after the first anniversary o the effective date of the Plan and after the date of such amendment that is intended to comply with Section 162(m) shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders are required by Section 162(m) (including the vote required under Section 162(m)).

     GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

PROXY                                                                      PROXY
                         CENTENNIAL TECHNOLOGIES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 20, 2000


The undersigned hereby appoints L. Michael Hone and Richard J. Pulsifer, and each of them with full power to appoint his substitute and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Centennial Technologies, Inc. ("Centennial") referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTENNIAL. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

CENTENNIAL                                   VOTE BY PHONE - 1-800-690-6903  Use
                                             any    touch-tone    telephone   to
PROXY SERVICES                               transmit your voting  instructions.
P.O. BOX 9079                                Have your voting  instruction  card
FARMINGDALE, NY 11735                        in hand when you call.  You will be
                                             prompted  to  enter  your  12-digit
                                             Control  Number  which  is  located
                                             below and then  follow  the  simple
                                             instructions    the   Vote    Voice
                                             provides you.







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

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                       KEEP THIS PORTION FOR YOUR RECORDS
====================================================================================================================================
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


CENTENNIAL TECHNOLOGIES, INC.

To the Stockholders of CENTENNIAL TECHNOLOGIES, INC.:

     The Annual Meeting of Stockholders (together with all adjournments and postponements thereof the "Annual
Meeting") of CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation, ("Centennial"), will be held on Tuesday, June 20, 2000, at 9:00 a.m., local time, at the Andover Inn, Chapel Avenue, Andover Massachusetts for the following purposes:

                                                           FOR   WITHHOLD   FOR ALL     To withhold authority to vote, mark "For All
VOTE ON DIRECTORS                                          ALL     ALL      EXCEPT      Except" and write  the  nominee's  number on
                                                                                        the line below.
1.   To elect  (7)  individuals  to serve on the Board of  [ ]     [ ]        [ ]
     Directors of  Centennial  for a term of one year and                               --------------------------------------------
     until  their  respective  successors  have been duly
     elected and  qualified;  01) Eugene M.  Bullis,  02)
     Steven M. DePerrior,  03) Jay M. Eastman, Ph.D., 04)
     L. Michael Hone, 05) David A. Lovenheim, 06) William
     J. Shea, 07) John J. Shields

VOTE ON PROPOSAL
                                                                                     FOR   WITHHOLD   FOR ALL
2.   To approve the adoption of the 1999 Stock  Incentive Plan (the "1999 Plan")     ALL     ALL      EXCEPT
     which provides for the issuance of up to 1,000,000  shares of  Centennial's
     Common Stock in order to permit incentive stock options to be granted under     [ ]     [ ]        [ ]
     the 1999 Plan; and

All  stockholders  are invited to attend the Annual  Meeting.  Stockholders  of record at the close of business on May 17, 2000, the record date fixed by the Board of Directors,  are entitled to notice of and to vote at the Annual  Meeting.  Holders of Common Stock and the  holders of Series B  Convertible  Preferred  Stock (on the basis of one vote for each share of Common  Stock which would be issuable upon conversion of the Series B Convertible Preferred Stock) as of the record date will have the right to vote on the above proposals.

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.
A PROMPT RESPONSE WILL GREATLY  FACILITATE  ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.  STOCKHOLDERS WHO
ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                                                                           By Order of the Board of Directors


                                                                           Richard J. Pulsifer
                                                                           Vice President, Chief Financial Officer and Secretary
Wilmington, Massachusetts
May 19, 2000

-------------------------------------------                                     -------------------------------------------
Signature (PLEASE SIGN WITHIN BOX)     Date                                     Signature (Joint Owners)               Date

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